Exhibit 99.2

BILLGUARD, INC.

2014 ANNUAL REPORT

BILLGUARD, INC.

2014 ANNUAL REPORT

TABLE OF CONTENTS

Page
REPORT OF INDEPENDENT AUDITORS	2-3
CONSOLIDATED FINANCIAL STATEMENTS - IN U.S. DOLLARS ($):
Balance sheets	4
Statements of operations	5
Statements of stockholders' equity (capital deficiency)	6
Statements of cash flows	7
Notes to financial statements	8-19

INDEPENDENT AUDITOR'S REPORT

To the Stockholders of

BILLGUARD, INC.

We have audited the accompanying consolidated financial statements of BillGuard, Inc. and its subsidiary (the "company"), which comprise the consolidated balance sheets as of December 31, 2014 and 2013 and the related consolidated statements of operations, stockholders' equity (capital deficiency) and cash flows for the years then ended.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements.  The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of BillGuard, Inc. and its subsidiary as of December 31, 2014 and 2013, and the consolidated results of their operations, and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,

P.O Box 50005 Tel-Aviv 6150001  Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il

Emphasis of Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1c to the financial statements, the Company has incurred losses since inception and has negative cash flow from operations. These factors raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kesselman & Kesselman Kesselman & Kesselman	Tel-Aviv, Israel
Certified Public Accountants (Isr.)	December 17, 2015
A member firm of PricewaterhouseCoopers International Limited

BILLGUARD, INC.

CONSOLIDATED BALANCE SHEETS

	December 31
	2014	2013
	U.S. dollars
A s s e t s
CURRENT ASSETS:
Cash and cash equivalents	5,329,036		3,023,231
Restricted cash	24,521		-
Other current assets	139,960		104,420
TOTAL CURRENT ASSETS	5,493,517		3,127,651
LONG TERM ASSETS:
Restricted cash	80,495		88,100
Long term deposits	6,750		2,097
TOTAL LONG TERM ASSETS	87,245		90,197

PROPERTY AND EQUIPMENT, net	108,031		114,172
TOTAL ASSETS	5,688,793		3,332,020
Liabilities and stockholders' equity (capital deficiency)
LIABILITIES:
Current maturities of long term loans	727,273		-
Deferred revenues	2,450,000		-
Accounts payable and accruals	292,985		297,862
Other current liabilities	298,898		218,165
TOTAL CURRENT LIABILITIES	3,769,156		516,027

LONG-TERM LOANS, net of current maturities	1,272,727		-
CONVERTIBLE LOAN	3,568,212		-
TOTAL LIABILITIES	8,610,095		516,027
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY):
Common stocks, $0.001 par value: authorized 33,000,000 stocks at December 31, 2014 and December 31, 2013; issued and outstanding 10,588,860 and 10,441,917 at December 31, 2014 and December 31, 2013, respectively	10,589		10,442
Series “A” preferred stocks $0.001 par value- authorized, issued and outstanding 9,000,000 at December 31, 2014 and 2013	9,000		9,000
Series “B” preferred stocks $0.001 par value – authorized, issued and outstanding 7,500,016 at December 31, 2014 and 2013;	7,500		7,500
Additional paid in capital	13,831,082		13,558,510
Accumulated deficit	(16,779,473)		(10,769,459)
TOTAL STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)	(2,921,302)		2,815,993
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)	5,688,793		3,332,020

The accompanying notes are an integral part of the consolidated financial statements.

BILLGUARD, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Year ended December 31
2014	2013
U.S. dollars

OPERATING COSTS AND EXPENSES:
Research and development	2,239,105	2,262,354
Marketing, general and administrative	3,457,953	2,155,342
OPERATING LOSS	5,697,058	4,417,696
INTEREST EXPENSE	111,754	-
OTHER EXPENSES (INCOME)	141,222	(113,562)
LOSS BEFORE TAX	5,950,034	4,304,134
TAXES	59,980	45,661
LOSS FOR THE YEAR	6,010,014	4,349,795

The accompanying notes are an integral part of the consolidated financial statements.

BILLGUARD, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)

	Common stocks		Preferred A Stocks		Preferred B Stocks		Additional paid-in capital	Accumulated deficit	Total stockholders' equity (capital deficiency)
	U.S. Dollars (except share data)
	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount
BALANCE AT DECEMBER 31, 2012	10,255,500	10,256	9,000,000	9,000	7,500,016	7,500	13,308,516	(6,419,664)	6,915,608
CHANGES DURING 2013:
Employees and service providers stock-based compensation							237,219		237,219
Exercise of options into common stocks	186,417	186					12,775		12,961
Loss for the year								(4,349,795)	(4,349,795)
BALANCE AT DECEMBER 31, 2013	10,441,917	10,442	9,000,000	9,000	7,500,016	7,500	13,558,510	(10,769,459)	2,815,993
CHANGES DURING 2014:
Employees and service providers stock-based compensation							269,953		269,953
Exercise of options into common stocks	146,943	147					2,619		2,766
Loss for the year								(6,010,014)	(6,010,014)
BALANCE AT DECEMBER 31, 2014	10,588,860	10,589	9,000,000	9,000	7,500,016	7,500	13,831,082	(16,779,473)	(2,921,302)

The accompanying notes are an integral part of the consolidated financial statements.

BILLGUARD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Year ended December 31
2014	2013
U.S. dollars

CASH FLOWS FROM OPERATING ACTIVITIES:
Loss for the year	(6,010,014)	(4,349,795)
Adjustments to reconcile net loss to net
cash used in operating activities:
Depreciation	34,243	31,861
Currency exchange differences of restricted cash	7,605	(7,718)
Accrued interest expenses in connection with convertible loan	68,212	-
Stock based compensation for employees and service providers	264,843	237,219
Changes in operating assets and liabilities:
Decrease (increase) in other current assets	(30,430)	43,946
Increase in deferred revenues	2,450,000	-
Decrease (increase) in long term assets	(4,653)	8,982
Increase (decrease) in accounts payable and accruals	(4,877)	91,566
Increase in other current liabilities	80,733	46,457
Net cash used in operating activities	(3,144,338)	(3,897,482)
CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in restricted cash	(24,521)	-
Purchase of property and equipment	(28,102)	(42,905)
Net cash used in investing activities	(52,623)	(42,905)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options	2,766	12,961
Long term loan	2,000,000	-
Convertible loan	3,500,000	-
Net cash provided by financing activities	5,502,766	12,961
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,305,805	(3,927,426)
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE YEAR	3,023,231	6,950,657
CASH AND CASH EQUIVALENTS AT END OF YEAR	5,329,036	3,023,231
SUPPLEMENTARY INFORMATION ON ACTIVITIES NOT INVOLVING CASH FLOWS:
Compensation related to warrants granted to credit line provider	5,110	-
Cash paid (received) for income taxes	(32,617)	45,457
Cash paid for interest	32,194	-

The accompanying notes are an integral part of the consolidated financial statements.

BILLGUARD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - GENERAL:

a.	BillGuard, Inc. (the “Company”) was incorporated as a Delaware corporation in the United States on December 14, 2009 and commenced operations on April 15, 2010.

BillGuard Technologies, Ltd. (the “Subsidiary”) was incorporated in Israel on April 15, 2010, as a wholly owned subsidiary of the Company. The Company and its subsidiary develop a new Platform for identifying unwanted and unauthorized charges on consumer credit card bills.

b.

On May 28, 2010 the Company entered into an agreement with its Subsidiary, according to which, the Subsidiary provides research and development services in return for 106.6% of the Subsidiary's expenses (other than taxes on income and financial expenses).

c.

The Company has incurred losses since inception and has negative cash flow from operations. These factors raise substantial doubt about its ability to continue as a going concern. The continuance of the Company's operation as a going concern is subject to receiving additional financing from its shareholders or other third parties. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. See note 9c with regard to the sale of the Company to Prosper Marketplace Inc.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies applied are as follows:

a.	Basis of Presentation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

b.	Principles of consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned Subsidiary. Inter-company balances and transactions have been eliminated.

c.	Functional currency

The currency of the primary economic environment in which the operations of the Company and its Subsidiary are conducted is the U.S. dollar (“dollar”; “$”). The Company’s financing is mostly in dollars and revenue is expected to be in dollars. Thus, the functional currency of the Company and its Subsidiary is the dollar.

Transactions and balances originally denominated in Dollars are presented at their original amounts. Balances in non-Dollar currencies are translated into Dollars using historical and current exchange rates for non-monetary and monetary balances, respectively. For non- Dollar transactions and other items (stated below) reflected in the statements of operations, the following exchange rates are used: (i) for transactions - exchange rates at transaction dates or average rates; and (ii) for other items (derived from non-monetary balance sheet items such as depreciation and amortization, etc.) - historical exchange rates. Currency transaction gains or losses are carried to financial income or expenses, as appropriate.

BILLGUARD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

d.	Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

On an on-going basis, management evaluates its estimates, judgments and assumptions.

Management bases its estimates, judgments and assumptions on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. As applicable to these consolidated financial statements, the most significant estimate relates to assumptions underlying stock-based compensation expenses.

e.	Cash equivalents

The Company and its Subsidiary consider all highly liquid investments, which include short-term bank deposits (up to three months from date of deposit) that are not restricted as to withdrawal or use to be cash equivalents.

f.	Restricted cash

Restricted cash short term is used as a security for the Subsidiary’s guarantee for its credit cards and restricted cash long term is used as a security for the Subsidiary’s rent agreement.

g.	Property and equipment

Property and equipment are stated at cost. Depreciation is computed by the straight-line method over the estimated useful life of the assets.

Annual rates of depreciation are as follows:

%
Computers and software	33
Office furniture and equipment	7

Leasehold improvements are amortized using the straight line method over the term of the lease, which is shorter than the estimated useful life of the improvements.

h.	Impairment in value of long lived assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset might not be recoverable. Long-lived assets are tested for impairment at the lowest level asset grouping for which cash flows can be separately identified by comparing estimated future undiscounted cash flows to the carrying value of the asset when an impairment indicator, such as a change in business, or obsolete technology, exists. If it is determined that an impairment exists, the asset is written down to its estimated fair value which is typically based upon its estimated discounted future cash flows.

BILLGUARD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

i.	Revenues and deferred revenues

The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement, the services have been provided to the customer, the sales price is fixed or determinable and collectability is reasonably assured.

Revenue is recognized based on the net amount and by the end customers when the Company is not the primary obligor of the service.

Deferred revenue represents the billed and paid portion of existing contracts for services to be provided.

As of December 31, 2014 no revenues have been recognized.

j.	Research and development

Costs incurred in connection with the research and developments of the Company’s products are expensed as incurred.

k.	Fair value of financial instruments

The carrying amount of some of the Company's financial instruments, including cash equivalents, accounts payable and accrued liabilities approximate their fair value, due to their maturities.

l.	Stock-based compensation

The fair value of each option granted from the Company's stock option plan was estimated on the date of grant using the Black-Scholes option-pricing model. Using this model, fair value is calculated based on assumptions with respect to (i) expected volatility, (ii) the expected term of the award, which for options is the period of time over which employees and directors are expected to hold their options prior to exercise, (iii) expected dividend yield, (iv) a risk-free interest rate, which is based on quoted U.S. Treasury rates for securities with maturities approximating the expected term, and (v) estimated fair value of the underlying equity instrument.

The expected term of options has been determined using the simplified method which uses the midpoint between the vesting date and the end of the contractual term. The expected dividend yield is zero as the Company has never paid dividends and does not currently anticipate paying any in the foreseeable future.

Compensation expense for stock options is recorded over the requisite service period, less estimated forfeitures. Forfeitures of options are estimated at the grant date and reduce the compensation recognized. The Company considers several factors when estimating future forfeitures, including types of awards, employee grade level and historical experience.

Actual forfeitures may differ from current estimates and estimates are trued up as the actual rate becomes known.

The Company elected to recognize compensation cost for awards with only service conditions, and which have a graded vesting schedule using the straight line method.

The Company records equity instruments issued to non-employees at their fair value on the measurement date. The standard requires adjusting the non-vested fair value of the stock options at each balance sheet date, such that the expense recognized is equal to the fair value of the vested award at the time the performance is complete, which is typical upon vesting.

BILLGUARD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

m.	Income taxes

The Company accounts for income taxes in accordance with ASC 740. Deferred taxes are determined utilizing the assets and liabilities method, which is based on the estimated future tax effects of the differences between the financial accounting and tax bases of assets and liabilities under the applicable tax laws. Deferred tax balances are computed using the tax rates expected to be in effect when those differences reverse. A valuation allowance in respect of deferred tax assets is provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

Deferred tax has not been provided on amounts of tax-exempt income generated from the Company’s current Preferred Enterprises (see note 7) as the Company intends to permanently reinvest these profits and does not intend to distribute dividends from such income. If these dividends were to be paid, the Company would have to pay additional taxes at a rate up to 20% on the distribution, and the amount would be recorded as an income tax expense in the period the dividend is declared.

n.	Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of short term bank deposits and cash and cash equivalents. Primarily all of the Company’s cash and cash equivalents are invested in U.S. dollar instruments with major banks in the U.S. and Israel. Management believes that the credit risk with respect to the financial institutions that hold the Company’s cash and cash equivalents is low.

o.	Comprehensive income

The Company applies ASC 220 (which establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements). There was no difference between the Company’s net loss and its total comprehensive loss for the years ended December 31, 2014 and 2013, and the Company does not have accumulated other comprehensive income or loss as of these dates.

BILLGUARD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

p.	Recently issued accounting pronouncements:

1)

In August 2014, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. Continuation of a reporting entity as a going concern is presumed as the basis for preparing financial statements unless and until the entity’s liquidation becomes imminent. Preparation of financial statements under this presumption is commonly referred to as the going concern basis of accounting. Currently, there is no guidance under U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in ASU 2014-15 provide that guidance. In doing so, the amendments should reduce diversity in the timing and content of footnote disclosures. This new standard requires management to assess the entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). ASU 2014-15 will be effective prospectively for annual reporting periods ending after the first annual period ending after December 15, 2016 and interim periods therein. Early application of the standard is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued. The Company is currently evaluating the impact of the adoption of this ASU and did not elect an early adoption.

2)

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation (“ASU 2014-10”). This update removes the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, ASU 2014-10 eliminates the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The amendments also clarify that the guidance in Topic 275, Risks and Uncertainties, is applicable to entities that have not commenced planned principal operations. The amendments in ASU 2014-10 will be effective retrospectively except for the clarification to Topic 275, which shall be applied prospectively for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued. The Company has elected to adopt the provisions of ASU 2014-10 for fiscal year 2014. As a result, the adoption of ASU 2014-10 only impacted the financial statement presentation.

BILLGUARD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

3)

The FASB issued an ASU, issued as a new topic, Accounting Standards Codification (“ASC”) topic 606. The ASU supersedes the current revenue recognition requirements in ASC 605, Revenue Recognition. The core principle of this amendment is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period.

Early adoption is permitted for annual reporting periods beginning after December 15, 2016. This ASU can be adopted either retrospectively to each prior reporting period presented or as a cumulative-effect adjustment as of the date of adoption. The Company is currently evaluating the impact of the adoption of this ASU on its consolidated financial statements.

NOTE 3- LIABILITY FOR SEVERANCE PAY

Israeli labor law generally requires payment of severance pay upon dismissal of an employee or upon termination of employment in certain other circumstances. The Subsidiary's pension and severance pay liability is covered mainly by purchase of insurance policies. Pursuant to section 14 of the Severance Compensation Act, 1963 ("section 14"), the Subsidiary's employees are entitled to monthly deposits, at a rate of 8.33% of their monthly salary, made in their name with insurance companies. Payments in accordance with section 14 relieve the Subsidiary from any future severance payments in respect of those employees and as such the Subsidiary may only utilize the insurance policies for the purpose of disbursement of severance pay.

NOTE 4 - COMMITMENTS AND CONTINGENcies:

a.	In March 2012, the Subsidiary signed an operating lease agreement for premises it uses as office space. The lease period is 72 months, ending in April 2017.

The Subsidiary has a sublease agreement to lease part of the premises it leases that ends in December 2015.

The subsidiary has made deposits and bank guarantees for a total of approximately $77 thousands as stipulated in the lease agreement.

Office lease payments of the Subsidiary for the years ended December 31, 2014 and 2013, for the lease agreements on gross basis were approximately $301 and $287 thousand, respectively.

b. In January 2014, the Company signed an operating lease agreement for office space for unlimited term. The lease can be terminated at any time subject to delivering a termination notice in advance. Office lease payments of the Company for the years ended December 31, 2014 and 2013, for the lease agreements on gross basis were approximately $31 and $28 thousand, respectively.

Future minimum annual lease payments under the operating leases as of December 31, 2014 are as follows:

Operating lease payments
Year ending December 31,	(U.S. $ in thousands)
2015	133
2016	270
2017	262
665

BILLGUARD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 5 - LOANS:

a.Line of credit

In June 2014, the Company signed an agreement with a financial institution, under which the Company received a Line of Credit (the “Line of Credit “) for an amount of $3 million.

Until December 31, 2014 the Company withdrew $2 million under the Line of Credit. The Line Of Credit bears interest at an annual rate of Prime plus 1.5% which will be reduced to Prime plus 1.25%if the Company makes certain terms as described in the agreement.

In connection with the Line of Credit, the Company issued to the financial institution warrants to purchase 43,333 shares of the Company's Common Stock.

On December 31, 2014 the option to withdraw additional funds under the Line of Credit expired. See note 10d with regard to the repayment of the Line Of Credit.

Composition of long term loans as of December 31, 2014:

At December 31, 2014
Total principal amount	Outstanding balance	Current maturities	Long- term maturities	Annual interest rate	Maturity date
U.S. dollars

Line of Credit	2,000,000	2,000,000	727,273	1,272,727	4.48%	9/1/2017

b.Convertible loan

In August 2014, the Company received a $3.5 million loan as part of a new financing agreement signed with a new investor. The loan bears interest rate of 5%. All the loan principal, together with accrued and unpaid interest, shall be due and payable 18 months after the date of the financing agreement (the “Maturity Date”), provided that no Automatic Conversion or Voluntary Conversion (both as defined below) has taken place before or on this date.

The Convertible loan is converted into preferred shares according to one of three options:

a)	An automatic conversion if a Qualified Financing (as defined in the agreement) occurs,
b)	A voluntary conversion if not previously converted under an automatic conversion,
c)	An automatic Conversion if a Liquidity Event (as defined in the agreement) occurs.

The loan was accounted for in accordance with the provision of ASC-480, since at inception the monetary value of the loan was based predominately on a fixed monetary amount known as of that date.

Total interest accrued in connection with the Convertible loan as of December 31, 2014, amounted to approximately $68 thousands.

BILLGUARD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 6 - sTOCKholders’ equity:

a.Common Stock

Upon inception, the Company issued 3,418,500 shares of Common stocks $0.001 par value to its founders.

In accordance with the agreements between the Company and its founders, in the event that any of the founders cease to be engaged by the Subsidiary or the Company as specified under the individual repurchase agreement, the Company shall have the option to repurchase part of his shares at par value price. The repurchase is subject to different terms and conditions as stated in the respected agreements.

Each share of Common stock is entitled to one vote and to receive dividends as declared by the board of directors, subject to the priority rights of holders of preferred stock.

b.Preferred stock

In May 2010, the Company entered into a share purchase agreement with certain investors. In accordance with the agreement, the Company issued the investors 3,000,000 shares of the Company's Series A Preferred stocks of $0.001 par value in consideration of approximately $3 million.

On October 6, 2011, the Company's board of directors approved a distribution of bonus shares to all of the shareholders then outstanding. Accordingly, the shareholders received bonus shares in a manner that for each outstanding share, an additional two shares were issued as bonus shares. After the bonus share distribution, the Company had 10,255,500 and 9,000,000 issued Common stock and Series A preferred stock, respectively.

On October 6, 2011, the Company also entered into a share purchase agreement with certain investors. In accordance with the agreement, the Company issued the investors 7,500,016 Series B Preferred stocks of $0.001 par value in consideration of approximately $10 million.

The rights, preferences and privileges with respect to the Series A and Series B preferred stock are as follows:

Conversion

Each share of Preferred Stock is convertible at the option of the holder thereof, at any time and from time to time and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of common stock as is determined by dividing the Preferred Stock Original Issue Price (as defined in the Third Amendment and Restated Certificate of Incorporation) by the Preferred Stock Conversion Price in effect at the time of conversion.

Dividends

The Preferred stockholders shall be entitled to receive dividends as declared by the board of directors prior and in preference to any dividend to the holders of Common stock at the annual rate of 8% per share for the Series A and Series B Preferred Stocks. Such dividends shall be accrued from day to day and shall be cumulative. No dividends have been declared as of December 31, 2014.

Voting

The holders of the Preferred Stock are entitled to vote, together with the holders of common stock, on all matters submitted to shareholders for a vote except as provided by law or by certain provisions.

BILLGUARD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 6 - sTOCKholders’ equity (continued):

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the preferred Stocks shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of Common Stocks by reason of their ownership thereof, an amount per share equal to the greater of:

(1)	Preferred Stocks original Issue Price plus any accruing dividend not previously declared and paid, plus any dividend declared but unpaid, and

(2)

The pro rata portion of the Distributable Assets (as defined) the holders of the  Preferred Stocks would receive upon the distribution of the Distributable Assets to all Stockholders on an as if converted to common stock basis.

In the event that the assets of the Company available for distribution shall be insufficient to make such per share distributions, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Preferred Stocks proportion to the full preferential amount such holder is otherwise entitled to receive under the above terms.

Upon completion of the distribution to the holders of shares of the Preferred Stock, the remaining assets available for distribution shall be distributed among the holders of Common Stock only pro rata, based on the number of shares of Common Stock held by each, on an as converted basis.

Redemption

In the event of a deemed liquidation event such as a merger, asset sale or transfer, the Company shall notice the holders of Preferred Stocks and inquire if they require the redemption of their Preferred Stocks. If the majority of Series A Preferred Stocks or 55% of Series B Preferred Stocks choose to redeem, then the shares will be redeemed to the extent of the amount of assets available, at that time.

c.	Option plan

In June 2010, the Company’s Board of Directors approved a stock option plan (the “Plan”). Under the Plan, up to 3,244,500 options can be granted to employees, directors and service providers.

On October 6, 2011, the Company’s Board of Directors approved an increase to the number of options under the plan to an amount of 4,985,388 options.

The fair value of each option granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yield of 0%; expected volatility of 80%; risk free interest of 0.92% - 2.66%; and expected term of between 5-6 years. In 2014 and 2013 the Company recorded stock based compensation expenses for employees and service providers of approximately $270 and $237 thousands, respectively. The volatility and risk free rate was based on the Company's peer group companies to which it compares itself.

The Company’s Board of Directors also approved the Plan for the purpose of Section 102 of the Israeli Tax ordinance. The Company’s Board of Directors selected the capital gains tax track for options granted to the Subsidiary's employees.

BILLGUARD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 6 - sTOCKholders’ equity (continued):

The following is a summary of the status of the option plan as of December 31, 2014 and 2013, and the changes during the years then ended:

	2014		2013
	Number	Weighted average exercise price	Number	Weighted average exercise price
Options outstanding at beginning
of year	3,367,791	$0.15	3,478,184	$0.16
Changes during the year:
Granted	588,074	$0.34	532,441	$0.20
Exercised	(146,943)	$0.01	(186,417)	$0.07
Forfeited or expired	(17,180)	$0.33	(456,417)	$0.51
Options outstanding at the end of the year	3,791,742	$0.18	3,367,791	$0.15
Options Exercisable at the end of the year	2,827,665	$0.07	2,517,499	$0.07

The weighted average remaining contractual life of the outstanding options as of December 31, 2014 is 6.9 years.

As of December 31, 2014, the unrecognized compensation cost related to all unvested stock options of $535 thousand is expected to be recognized as an expense over a weighted-average period of 2.4 years.

NOTE 7 - taxes on income:

a.	The Company is taxed under the federal law of the U.S., and its Israeli subsidiary is taxed under the Israeli law.

b.	The income of the Company is taxed at a federal tax rate of 34% and a blended state rate of 13.04%.

c.

The income of the Israeli subsidiary is taxed at the regular rate. The Israeli subsidiary elected to be regarded as a "Preferred Enterprise" with respect to its existing Approved and Benefiting Enterprises as defined in the Israeli law.

d.	The Company has not received final tax assessments since incorporation.

e.	The Subsidiary's income tax assessments are considered final through 2010.

f.

A full valuation allowance was created against US federal and state deferred tax assets since the realization of any future benefit from deductible temporary differences, net operating loss and tax credit carry forwards cannot be sufficiently assured at December 31, 2014.

BILLGUARD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 7 - taxes on income (continued):

g.	Taxes on income included in the statement of operations are in respect of taxes incurred for the Israeli Subsidiary.

Taxes on income for the years ended December 31, 2014 and 2013 were composed of the following:

	December 31
	2014	2013
	U.S. dollars
Current taxes	61,943	52,108
Deferred taxes	(1,963)	(6,447)
	59,980	45,661

h.	Deferred taxes

The deferred income tax assets are mainly in respect with provision for employee’s rights of the Israeli Subsidiary and are presented in the balance sheets as follows:

	December 31
	2014	2013
	U.S. dollars
Presented among the other current asset	16,996	15,033

The realization of abovementioned deferred tax assets is conditioned upon the taxable income in the proper amount in the future.

i.	The Company has no uncertain tax positions.

j.

The Company has carry forward tax losses in the amount of approximately $17 million as of December 31, 2014. The carry forward tax losses will expire in years ending from December 31, 2030 through December 31, 2034.

NOTE 8 - SUPPLEMENTARY BALANCE SHEETS INFORMATION:

Property and equipment, net:

	December 31
	2014	2013
Cost:	U.S. dollars
Furniture and fixtures	44,318	43,082
Computers and software	129,186	102,320
Leasehold improvements	27,905	27,905
	201,409	173,307
L e s s - Accumulated depreciation
and amortization:	93,378	59,135
	108,031	114,172

BILLGUARD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 9 - SUBSEQUENT EVENTS:

a.	During 2015 613,133 options were granted to the Company’s and Subsidiary's employees. The exercise price per share underlying the options granted throughout the year was $0.47.

b.

In June 2015, the Company received a letter from one of its main customers, claiming that the Company breached certain terms of the agreement between the parties. The Company denies the allegations and is in process of communicating the disagreements with the customer. The Company and the customer have not yet reached a settlement regarding the matter.
Management is in the opinion that such communications will result with no pecuniary damage.

c.

On October 9, 2015, Prosper Marketplace Inc. (“PMI”) acquired all of the outstanding shares of the Company, and merged the Company with and into Beach Merger Sub, Inc., a wholly owned subsidiary of PMI, with the Company surviving the merger.  Under the terms of the Agreement and Plan of Merger, dated as of September 23, 2015 the Company's stockholders received an aggregate of $25 million in cash at the closing of the merger, subject to certain deductions for debt and expenses.  If certain conditions of an earn-out are met within a 12-month period of the closing of the merger, the Company stockholders will receive an additional $5 million, subject to certain indemnification obligations of the Company's stockholders.

d.	In October 2015, the Line Of Credit and the convertible loan mentioned in note 5 were repaid as part of the sale of the Company to Prosper Marketplace Inc.

e.	The Company evaluated subsequent events through December 17, 2015.